                                                              EXHIBIT 10.16














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                                 TRUST AGREEMENT

                                       FOR

                               DTE ENERGY COMPANY
                     CHANGE-IN-CONTROL SEVERANCE AGREEMENTS



                                     Between

                               DTE Energy Company

                                       and

                               Wachovia Bank, N.A.









                               -------------------

                                 October 1, 1997

                               -------------------








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







                                TABLE OF CONTENTS
                          (Not a part of the Agreement)



                                                                           Page

I.       TRUST FUND...........................................................2

II.      PAYMENTS TO TRUST BENEFICIARIES.....................................10

III. THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO A TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT ...11

IV.      PAYMENTS TO COMPANY.................................................13

V.       INVESTMENT OF TRUST FUND............................................15

VI.      INCOME OF THE TRUST.................................................16

VII.     ACCOUNTING BY TRUSTEE...............................................16

VIII.    RESPONSIBILITY AND INDEMNIFICATION OF TRUSTEE.......................18

IX.      AMENDMENTS, ETC., TO PLANS AND EXHIBITS.............................23

X.       REPLACEMENT OF TRUSTEE..............................................26

XI.      AMENDMENT OR TERMINATION OF AGREEMENT...............................28

XII.     SPECIAL DISTRIBUTIONS...............................................29

XIII.    GENERAL PROVISIONS..................................................31

XIV.     NOTICES.............................................................34





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                              TABLE OF DEFINITIONS
                          (Not a part of the Agreement)


                                                               Section

"Accounting Firm"                                              4.2
"Agreement"                                                    Introduction
"Board"                                                        1.7
"CEO"                                                          3.1
"Change in Control"                                            1.7
"Code"                                                         1.6
"Company"                                                      Introduction
"ERISA"                                                        1.6
"Exchange Act"                                                 1.4(d)
"Executives"                                                   4.3
"Fully Funded"                                                 4.2
"Insolvent"                                                    Recitals
"Participants"                                                 Recitals
"Plan(s)"                                                      Recitals
"Potential Change in Control"                                  1.4(d)
"Subsidiary"                                                   1.7
"Successor"                                                    9.2.1
"Supplemental Benefits"                                        Recitals
"Trust Beneficiaries"                                          Recitals
"Trust"                                                        Recitals
"Trustee"                                                      Introduction
"Voting Stock"                                                 1.7.1






                                      -ii-
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                                 TRUST AGREEMENT
                                       FOR
                               DTE ENERGY COMPANY
                     CHANGE-IN-CONTROL SEVERANCE AGREEMENTS

         This trust agreement ("Agreement") made as of the 1st day of October 1997 by and between DTE Energy Company, a Michigan corporation (the "Company"), and Wachovia Bank, N.A., a national banking association (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the employees of the Company or of a Subsidiary (as that term is defined in Section 1.7) listed on Exhibit A hereto (the "Participants") and their beneficiaries may become entitled to benefits under the provisions of one or more of the individual agreements listed on Exhibit B hereto (individually a "Plan" and collectively the "Plans"), as the same have been or may hereafter be amended or restated, or any successor thereto, copies of which are appended hereto;

         WHEREAS, the Plans provide for certain severance and/or other benefits, and the Company wishes specifically to assure the payment to the Participants and their beneficiaries (the Participants and their respective beneficiaries being collectively referred to herein as the "Trust Beneficiaries") of amounts due thereunder (other than for payment or reimbursement of legal fees and expenses as provided in Section 7 of a Plan, or any successor provision thereto), (the amounts so payable being collectively referred to herein as the "Supplemental Benefits");

         WHEREAS, the Company wishes to establish a trust (the "Trust") and to transfer to the Trust assets which shall be held therein subject to the claims of the creditors of the Company to the extent set forth in Article III hereof until (i) paid in full to all Trust Beneficiaries as Supplemental Benefits in such manner and as specified herein unless the Company is Insolvent (as that term is defined herein) at the time that such Supplemental Benefits become payable or (ii) otherwise disposed of pursuant to the terms of this Agreement; and

         WHEREAS, the Company shall be considered "Insolvent" for purposes of this Agreement at such time as the Company (i) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, as heretofore or hereafter amended, or (ii) is unable to pay its debts as they become due;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                  I. TRUST FUND

         I.1 Subject to the claims of creditors to the extent set forth in
Article III hereof, the Company hereby deposits with the Trustee in trust Five Thousand Dollars ($5,000), which shall become the principal of this Trust, to be held, administered and disposed of by the Trustee as herein provided.

         I.2 The Trust hereby established shall be revocable by the Company at any time prior to the date on which the first of the following occurs: a Change in Control (as that term is defined in Section 1.7) or a Potential Change in Control (as that term is defined in Section 1.4(d)); on or after such date, this Trust shall be irrevocable. In the event that a Change in Control or a Potential Change in Control has occurred, the Treasurer of the




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


Company or the Corporate Secretary of the Company shall so notify the Trustee promptly. The Trustee shall be entitled to rely upon such notice or upon a notice from the Executives (as that term is defined in Section 4.3) as to whether and when a Change in Control or a Potential Change in Control has occurred and shall not be required to make any independent verification of the occurrence of a Change in Control or a Potential Change in Control.

         I.3 The principal of the Trust and any earnings thereon shall be held in trust separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes herein set forth. No Trust Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time that such assets are paid to a Trust Beneficiary as Supplemental Benefits as provided herein. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of Trust Beneficiaries with respect to the Company. The obligation of the Trustee to pay Supplemental Benefits pursuant to this Agreement constitutes merely an unfunded and unsecured promise to pay such Supplemental Benefits.

         I.4 (a) The Company may at any time or from time to time make additional deposits of cash or other property in the Trust or make provision for cash or other property to be transferred to the Trust to augment the principal to be held, administered and disposed of by the Trustee as herein provided, but no payment of all or any portion of the principal of the Trust or earnings



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thereon shall be made to the Company or any other person or entity on behalf of the Company except as herein expressly provided.

                    (b) Within 30 days following the occurrence of a Potential Change in Control (as that term is defined in this Section 1.4), the Company shall make a contribution to the Trust that is sufficient, taking into account the assets of the Trust prior to such contribution, to provide for the payment of all Supplemental Benefits and any other amounts that could become payable or reimbursable pursuant to the terms of this Agreement including, without limitation, the fees of the Trustee for a period of at least five years.

                    (c) Within 90 days after the end of any calendar year ending after the Trust has become irrevocable, the Company shall make a contribution to the Trust that is sufficient, taking into account the assets of the Trust prior to such contribution, to provide for the payment of all Supplemental Benefits and any other amounts that could become payable or reimbursable pursuant to the terms of this Agreement.

                    (d) A "Potential Change in Control" means the occurrence of any of the following events:

                        (i) The Company enters into a letter of intent, agreement in principle or other agreement, the consummation of which would constitute a Change in Control (as that term is defined in Section 1.7);

                        (ii) Any person (including the Company) makes a public announcement (including, without limitation, an


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         announcement made by filing a Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act 1934 (the "Exchange Act")) stating a present intention to take actions that, if consummated, would constitute a Change in Control; or

                        (iii) Any person (other than the Company or Subsidiary or any Company-sponsored or Subsidiary-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary) is or becomes the beneficial owner (other than inadvertently within the meaning of the following sentence), directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Voting Stock (as that term is defined in Section 1.7.1) of the Company. A person shall be considered to have become a beneficial owner inadvertently for purposes of the preceding sentence if the Board (as that term is defined in Section 1.7) determines in good faith that the person became such inadvertently, and such person divests as promptly as practicable a sufficient number of shares of Voting Stock of the Company so that such person would no longer is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of Voting Stock of the Company.

                    (e) In the event the Company fails to pay over to the Trustee within seven days of notice and demand from the Trustee



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any amount Determined to be payable by the Company to the Trustee under Section
1.4(b) or 1.4(c), Section 8.7 or any other provision of the Trust, the Trustee may commence legal action to compel the Company to pay to the Trustee any amount determined to be payable to it under the Trust. The Trustee may bring such action against the Company in any court of competent jurisdiction, and shall be entitled to recover for the benefit of the Trust from the Company such amount, plus interest for each day at the rate of interest per annum of two percentage points in excess of the prime lending rate as announced by the Trustee's banking department from the due date specified in the Trustee's notice and demand to the date of payment, plus all costs of collection including reasonable attorneys' fees and expenses of litigation.

         I.5 Not later than the date on which the Trust has become irrevocable, the Company shall (a) specify the nature, amounts and timing of the Supplemental Benefits to which each Trust Beneficiary may become entitled, subject to Article IX hereof, in an exhibit ("Exhibit C") which shall become a part of this Agreement and be incorporated herein by this reference, (b) provide any corresponding revisions to Exhibits A and B that may be required and (c) provide the Trustee with copies of the Plans and any amendments thereto.

         I.6 The Trust is intended to be a grantor trust, within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, and shall be construed accordingly. The purpose of the Trust is to


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

assure that the Company's obligations to the Participants pursuant to the Plans are fulfilled. The Trust is neither intended nor designed to qualify under section 401(a) of the Code or to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Trust established under this Agreement does not fund and is not intended to fund the Plans or any other employee benefit plan or program of the Company. Such Trust is and is intended to be a depository arrangement with the Trustee for the setting aside of cash and other assets of the Company for the meeting of part or all of its future obligations with respect to Supplemental Benefits to some or all of the Trust Beneficiaries under the Plans.

         I.7 As used in this Agreement, the term "Change in Control" shall mean the occurrence of any of the following events:

             I.7.1 The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 55% of the combined voting power of the then-outstanding Voting Stock (the term "Voting Stock" for purposes of this Agreement meaning securities entitled to vote generally in the election of directors) of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

             I.7.2 The Company sells or otherwise transfers all



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         or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than 55% of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate (directly or through ownership of Voting Stock of the Company or a Subsidiary) by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

             I.7.3 There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company;

             I.7.4 The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company will occur in the future pursuant to a then-existing contract or transaction which when consummated would be a Change in Control determined without regard to this Section 1.7.4;

             I.7.5 If, during any period of two consecutive




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         years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this
         Section 1.7.5 each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period; or

             I.7.6 The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of Section 1.7.3 or 1.7.4, unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company (the "Board"), a "Change in Control" shall not be deemed to have occurred for purposes of Section 1.7.3 or 1.7.4 solely because
(A) the Company, (B) an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock (a "Subsidiary"), or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a Change in Control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

                       II. PAYMENTS TO TRUST BENEFICIARIES

         II.1 Provided that the Company is not Insolvent and commencing with the earlier to occur of (a) appropriate notice to the Trustee by the Company, or (b) the date on which the Trustee has been notified in accordance with Section 1.2 that a Change in Control has occurred, the Trustee shall make payments of Supplemental Benefits to each Trust Beneficiary from the assets of the Trust in compliance and conformity with the terms of the Plans and in accordance with Exhibit C, and subject to Article IX.

         II.2 The Trustee shall continue to pay Supplemental Benefits to the Trust Beneficiaries until the assets of the Trust are depleted, subject to
Section 11.2 hereof. If any current payment by the Trustee under the terms of this Agreement would deplete the assets of the Trust below the amount necessary to provide adequately for Supplemental Benefits known to the Trustee to be due and payable thereafter, the Trustee shall nevertheless make the current payment when due.

         II.3 The Company may make payments of Supplemental Benefits to each Trust Beneficiary. The Company shall notify the Trustee of its decision to pay Supplemental Benefits directly at least 15 days prior to the time amounts are due to be paid to a Trust



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Beneficiary.

         II.4 Nothing in this Agreement shall in any way diminish any rights of any Trust Beneficiary to pursue such Trust Beneficiary's rights as a general creditor of the Company with respect to Supplemental Benefits or otherwise, and the rights of each Trust Beneficiary under the respective Plan shall in no way be affected or diminished by any provision of this Agreement or action taken pursuant to this Agreement, except that any payment actually received by any Trust Beneficiary hereunder shall reduce dollar-per-dollar amounts otherwise due to such Trust Beneficiary pursuant to such Plan.

         III. THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO A TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT

         III.1 At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of creditors of the Company as set forth in this Section 3.1. The Board and the Chief Executive Officer of the Company (the "CEO") shall have the duty to inform the Trustee in writing if either the Board or the CEO believes that the Company is Insolvent. If the Trustee receives a notice in writing from the Board or the CEO stating that the Company is Insolvent or if a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall independently determine within 30 days after receipt of such notice whether the Company is Insolvent. Pending such determination, or if the Trustee has actual knowledge or has determined that the Company is Insolvent, the Trustee shall discontinue or refrain from making payments to any Trust


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Beneficiary and hold the Trust assets for the benefit of the general creditors of the Company. The Trustee shall pay any undistributed principal and income in the Trust to the extent necessary to satisfy the claims of the creditors of the Company as a court of competent jurisdiction may direct. If the Trustee has discontinued or refrained from making payments to any Trust Beneficiary pursuant to this Section 3.1, the Trustee shall pay or resume payments to such Trust Beneficiary in accordance with this Agreement if the Trustee has determined that the Company is not Insolvent, or is no longer Insolvent (if the Trustee initially determined the Company to be Insolvent), or pursuant to the order of a court of competent jurisdiction. The Trustee shall have no duty to inquire as to whether the Company is Insolvent and may rely on information concerning the Insolvency of the Company that has been furnished to the Trustee by any creditor of the Company or by any person (other than an employee or director of the Company) acting with apparent or actual authority with respect to the Company.

         III.2 If the Trustee is precluded from paying Supplemental Benefits from the Trust assets pursuant to Section 3.1 hereof and such prohibition is subsequently removed, the Trustee shall pay the aggregate amount of all Supplemental Benefits that would have been paid to the Trust Beneficiaries in accordance with this Agreement during the period of such prohibition, less the aggregate amount of Supplemental Benefits paid to any Trust Beneficiary directly by the Company during any such period, together with interest on the net amount delayed determined at a


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rate equal to the rate actually earned (including, without limitation, market appreciation or depreciation, plus receipt of interest and dividends) during such period with respect to the assets of the Trust corresponding to such net amount delayed.

                             IV. PAYMENTS TO COMPANY

         IV.1 Except to the extent expressly contemplated by Section 1.2 hereof, this Article IV and Section 11.3, the Company shall have no right or power to direct the Trustee to return any of the Trust assets to the Company before all payments of Supplemental Benefits have been made to all Trust Beneficiaries as herein provided. Upon the written request of the Company made prior to the date on which the Trust becomes irrevocable, the Trustee shall return to the Company any Trust assets in excess of Five Thousand Dollars ($5,000) as may be specified in such request by the Company.

         IV.2 From time to time, but in no event before the second anniversary of the date on which the Trust has become irrevocable, if and when requested by the Company to do so, the Trustee shall engage the services of nationally recognized independent accounting or consulting firm as may be mutually satisfactory to the Company and to the Trustee (the "Accounting Firm") to determine for purposes of this Section 4.2 the maximum present values of the future Supplemental Benefits that could become payable under the Plans with respect to the Trust Beneficiaries. The Trustee shall determine the fair market value of the Trust assets. The Company shall pay the fees of the Accounting Firm and of any appraiser engaged by the Trustee to


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

value any property held in the Trust. The Accounting Firm shall make its calculations based upon the assumptions set forth in Exhibit D hereto, or such other assumptions as are recommended by the Accounting Firm and approved by the Company and, if the Trust is irrevocable, by the Trustee. Thereafter, upon the request of the Company, the Trustee shall pay to the Company the excess, if any, of the balance in the Trust over 125% of the sum of (i) the aggregate of all of the Fully Funded amounts and (ii) any other amounts, as determined by the Trustee, that could become payable or reimbursable pursuant to the terms of this Agreement including, without limitation, the fees of the Trustee. For purposes of this Agreement the "Fully Funded" amount with respect to Participant shall be equal to the maximum present value of the future Supplemental Benefits that could become payable under the respective Plan with respect to the Trust Beneficiaries of such Participant.

         IV.3 For purposes of this Agreement, the term "Executives" shall refer to the three Participants who, in the sole judgment of the Trustee, have the greatest aggregate Fully Funded amounts and who have accepted such designation in writing. The determination of which Participants should be the Executives shall be made within 30 days after (and as of) each of the date on which the Trust has become irrevocable and the first day of January of each year thereafter; provided, however, that an acceptance is not required from a Participant who is already serving as an Executive. The Trustee shall notify each Participant who, as a result of such determination, is no longer


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

an Executive. A Participant may resign as an Executive after providing not less than 30 days' notice in writing to the other Executives and to the Trustee; provided, however, that no such resignation shall become effective until the successor Executive has accepted such designation in writing. In the event of the resignation, death or incapacity of an Executive, the Trustee shall designate a successor Executive, which shall be the Participant (other than an Executive or a Participant who has declined to accept a designation as an Executive) who has the greatest aggregate Fully Funded amount and who accepts such designation in writing. Except as otherwise expressly provided herein, the Executives shall be considered to have "agreed" or "consented" to, or "approved" or "requested", a proposed action or decision under the terms of this Agreement when two or more of the Executives so indicate in writing to the Trustee.

                           V. INVESTMENT OF TRUST FUND

         V.1 Prior to the date on which the Trust becomes irrevocable, the Trustee shall invest and reinvest the assets of the Trust as the Company or its designee shall prescribe in writing from time to time.

         V.2 On or after the date on which the Trust becomes irrevocable, or in the absence of the instructions from the Company specified in Section 5.1, the provisions of this Section 5.2 shall apply to the investment of the Trust assets. The investment objective of the Trustee shall be to preserve the principal of the Trust while obtaining a reasonable total rate of return, measurement of which shall include, without limitation,


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

market appreciation or depreciation plus receipt of interest and dividends. The Trustee shall be mindful, in the course of its management of the Trust, of the liquidity demands on the Trust.

         V.3 The Trustee shall have the sole power to invest the assets of the Trust, in accordance with the provisions of Sections 5.1 and 5.2. The Trustee shall not be liable for any failure to maximize income on such portion of the Trust assets as may be from time to time invested or reinvested as set forth above, nor for any loss of principal or income due to the liquidation of any investment that the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Agreement. The Trustee shall have the right to invest assets of the Trust for short-term investment periods, pending distribution or long-term investment of such assets, as the Trustee may deem proper and suitable in non-interest bearing deposit accounts (including any such accounts offered or maintained by the Trustee or any successor or affiliated corporation). Nothing in this Agreement shall preclude the commingling of Trust assets for investment.

                             VI. INCOME OF THE TRUST

         VI.1 Except as provided in Articles III and IV, during the continuance of this Trust, all net income of the Trust shall be retained in the Trust.

                           VII. ACCOUNTING BY TRUSTEE

         VII.1 The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust assets, including such specific records as shall be agreed


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

upon in writing by the Company and the Trustee. Within 60 days following the close of each calendar year that includes or commences after the date of this Agreement until the termination of this Trust or the removal or resignation of the Trustee (and within 60 days after the date of such termination, removal or resignation), the Trustee shall render to the Company and, on or after the date on which the Trust has become irrevocable, the Executives an accounting with respect to the Trust assets as of the end of the then most recent calendar year (and as of the date of such termination, removal or resignation, as the case may be). The Trustee shall furnish to the Company on an annual basis (or as the Company shall direct from time to time) and in a timely manner such information regarding the Trust as the Company shall require for purposes of preparing its statements of financial condition. Upon the written request of the Company or, on or after the date on which the Trust has become irrevocable, an Executive, the Trustee shall deliver to such Executive or the Company, as the case may be, a written report setting forth the amount held in the Trust and a record of the deposits made with respect thereto by the Company. Absent compelling circumstances, the Trustee shall not be required to respond to more than one such request made within any calendar year. Unless the Company or any Executive shall have filed with the Trustee written exception or objection to the statement and account furnished by the Trustee within 90 days after receipt thereof, the Company and the Trust Beneficiaries shall be deemed to have approved such statement and account, and in such case the Trustee shall be



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

forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which the Company and the Trust Beneficiaries were parties.

               VIII. RESPONSIBILITY AND INDEMNIFICATION OF TRUSTEE

         VIII.1 The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

         VIII.2 In addition to and without limiting any other provision of this Agreement, on or after the date on which the Trust has become irrevocable, the Trustee shall, in its sole discretion, based upon the information furnished to it by the Company and/or the Participants and any additional information that it may reasonably request, (a) make all decisions regarding whether a Trust Beneficiary is eligible for the payment of Supplemental Benefits, the nature, amount and timing of such Supplemental Benefits, and any other decisions pertinent to the exercise of the Trustee's duties and responsibilities under this Agreement, and (b) exercise any power or discretion granted pursuant to the Plans to the Board, any committee of the Board, or to any other committee, entity or person. In connection with the exercise of such duties, responsibilities, power and discretion, the Trustee (i) shall be entitled to rely upon any information furnished to it in accordance with the provisions of this Agreement, (ii) shall not be required to make any


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

independent verification of such information, and (iii) may, in its sole discretion, waive any requirement to furnish information to it. The Company hereby agrees that it will not contest, dispute or otherwise challenge any decision made by the Trustee pursuant to the terms of this Agreement.

         VIII.3 If all or any part of the Trust assets are at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then in any of such events the Trustee shall be authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree, and it shall not be liable to the Company or any Trust Beneficiary by reason of such compliance even though such order, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

         VIII.4 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given by the Company or any Executive or Trust Beneficiary contemplated by and complying with the terms of this Agreement. The Trustee shall discharge its responsibility for the investment, management and control of the

Trust assets solely in the interest of the Trust Beneficiaries and for the exclusive purpose of assuring that, to the extent of available Trust assets, and in accordance with the terms of this Agreement, all payments of Supplemental Benefits are made when due to the Trust Beneficiaries.

         VIII.5 The Trustee may consult with legal counsel (who may be counsel for the Company) to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

         VIII.6 The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder (including, but not limited to, the fees and expenses of counsel, accountants and others incurred pursuant to Section 1.4(e), 8.5, 8.11 or 12.2) and shall be paid reasonable fees for the performance of such duties in the manner provided by Section 8.7.

         VIII.7 The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust assets or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder, other than such damages, losses, claims or expenses arising out of the Trustee's gross negligence or willful misconduct. The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Agreement unless it be first indemnified by the Company against its prospective costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto, and the Company hereby agrees to indemnify the Trustee and be primarily liable for such costs, expenses, and liabilities. Any amount payable to the Trustee under Section 1.4(e), Section 8.6 or this Section 8.7 shall be paid by the Company promptly upon demand therefor by the Trustee or, in the event that the Company fails to make such payment within 30 days of such demand, from the Trust assets. In the event that payment is made hereunder to the Trustee from the Trust assets, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust assets to the Trustee pursuant to Section 1.4(e), Section 8.6 or this
Section 8.7. The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to Section 1.4(e), Section 8.6 or this Section 8.7.

         VIII.8 The Trustee may vote any stock or other securities and exercise any right appurtenant to any stock, other securities or other property held hereunder, either in person or by general or limited proxy, power of attorney or other instrument.

         VIII.9 The Trustee may hold securities in bearer form and may register securities and other property held in the Trust fund in its own name or in the name of a nominee, combine certificates representing securities with certificates of the same issue held by the Trustee in other fiduciary capacities, and deposit, or arrange for deposit of, property with any depository; provided that the books and records of the Trustee shall at all times show that all such securities are part of the assets of the Trust.

         VIII.10 The Trustee may and shall exercise all rights appurtenant to any letter of credit made payable to the Trustee of the Trust for the benefit of the Trust in accordance with the terms of such letter of credit.

         VIII.11 The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals, who may be agents, accountants, actuaries, investment advisors, financial consultants, or otherwise act in a professional capacity, as the case may be, for the Company or with respect to any Plan, to assist the Trustee in performing any of its duties hereunder.

         VIII.12 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.

         VIII.13 Notwithstanding any other provision of this Agreement, in the event of the termination of the Trust, or the resignation or discharge of the Trustee, the Trustee shall have the right to a settlement of its accounts in accordance with the procedures set forth in Section 7.1, which may be made, at the option of the Trustee, either (a) by a judicial settlement in a court of competent jurisdiction, or (b) by agreement of settlement, release and indemnity from the Company to the Trustee.

                   IX. AMENDMENTS, ETC., TO PLANS AND EXHIBITS

         IX.1 Prior to the date on which the Trust becomes irrevocable and provided that Exhibit A, Exhibit B or Exhibit C, as the case may be, has previously been furnished to the Trustee, the provisions of this Section 9.1 shall apply.

                    IX.1.1 The Company shall furnish the Trustee with any amendments, restatements, or other changes in the Plans, and the Company shall prescribe or amend, as the case may be, Exhibit B or Exhibit C hereto to reflect any such amendment, restatement, or other change, or any changes in the compensation of the Participants, or otherwise.
                    IX.1.2 At such time as may in the judgment of the Company be appropriate, the Company shall furnish to the Trustee any amendment to Exhibit A and/or Exhibit B that modifies one or more lists of Participants and any corresponding amendment to Exhibit C required as a result of such amendment to Exhibit A and/or Exhibit B.

         IX.2 On or after the date on which the Trust becomes irrevocable, the provisions of this Section 9.2 shall apply.

                    IX.2.1 Not later than 45 calendar days after the end of each calendar year and at such other times as may in the judgment of the Company be appropriate in view of a change in circumstances, the Company and each Participant (or the personal representative of such Participant (including the guardian, executor or administrator of such Participant)

         (hereafter, the "Successor" of such Participant)) shall agree upon and furnish any amendment to Exhibit C hereto (but only with respect to such Participant's Supplemental Benefits) as shall be required to reflect:

                    (a) any required change in the amounts of Supplemental Benefits as a result of any change in such Participant's compensation (or otherwise) during the prior calendar year, or

                    (b) any amendment, restatement or other change in or to the Plans affecting such Participant, which agreements to amendments to such Exhibit C shall be furnished to the Trustee by the Company or the Participants (or their Successors) and thereafter be deemed to be a part of, and to amend to the extent thereof, this Agreement; provided, however, that in the event of the failure of the Company and any Participant (or Successor) to reach such agreement, the provisions of
         Section 9.2.2 shall control.

                    IX.2.2 The Company shall, and any Trust Beneficiary may, promptly furnish the Trustee true and correct copies of any amendment, restatement or successor to any of the Plans. The Company shall, and any Trust Beneficiary may, also furnish the Trustee, upon the Trustee's request, such evidence of changes in compensation of the Participants and such other information as the Trustee shall deem necessary for its determinations under this Section 9.2.2. Upon written notification to the Trustee by the Company or any Participant (or Successor) of the failure of the Company and such Participant (or Successor) to agree as provided in Section 9.2.1, the Trustee shall, to the extent necessary in the sole judgment of the Trustee, (a) recompute the amount payable hereunder as set forth in Exhibit C to any Trust Beneficiary, and (b) notify the Company and the Participant (or Successor) in writing of its computations. Thereafter, this Agreement and all Exhibits hereto shall be amended to the extent of such Trustee determinations without further action; provided, however, that the failure of the Company to furnish any such amendment, restatement, successor, compensation or other information shall in no way diminish the rights of any Trust Beneficiary hereunder or thereunder.

                    IX.2.3 On or after the date on which the Trust becomes irrevocable, any amendment to Exhibit A (and any directly corresponding amendment to Exhibit B) that modifies one or more lists of Participants must be (a) agreed to by the Executives, and (b) in the case of an amendment that adds a new Participant as a Trust Beneficiary, accompanied by the deposit into the Trust by the Company, on or before the effective date on which the new Participant would become a Trust Beneficiary, an amount equal to the greater of (i) an amount certified by the Accounting Firm as sufficient to pay such new Participant's Supplemental Benefits hereunder (with such sufficiency determined on the same basis as that used to determine sufficiency with respect to the Supplemental Benefits as in effect hereunder immediately prior to the addition of such new Participant) or (ii) an amount that is sufficient, taking into account the assets of the Trust prior to such contribution, equal to the sum of (A) the amount certified by the Accounting Firm as sufficient to provide for the payment of all Supplemental Benefits, including such new Participant's Supplemental Benefits, that could become payable pursuant to this Agreement (with such sufficiency determined on the same basis as that used to determine sufficiency with respect to the Supplemental Benefits as in effect hereunder immediately prior to the addition of such new Participant) and (B) any other amount, as determined by the Trustee, that could become payable or reimbursable pursuant to the terms of this Agreement including, without limitation, the fees of the Trustee; provided, however, that no new Participant may be added if all of the Participants added pursuant to this Section 9.2.3, including such new Participant, would constitute a majority of the Participants.

         IX.3 Notwithstanding the foregoing provisions of this Article IX, any amendment, restatement, successor or other change in a Plan or the addition of a new Plan that would materially increase the responsibilities or liabilities of the Trustee or materially change its duties shall also require the consent of the Trustee, which consent shall not be unreasonably withheld.

                            X. REPLACEMENT OF TRUSTEE

         X.1 The Trustee may resign and be discharged from its duties hereunder after providing not less than 90 days' notice in writing to the Company. On or after the date on which the Trust becomes irrevocable, the Trustee shall also provide notice of its resignation to all of the Executives. Prior to the date on which the Trust becomes irrevocable, the Trustee may be removed at any time upon notice in writing by the Company. On or after such date, such removal shall also require the agreement of the Executives. Prior to the date on which the Trust becomes irrevocable, a replacement or successor trustee shall be appointed by the Company. On or after such date, such appointment shall also require the agreement of the Executives. No such removal or resignation shall become effective until the effectiveness of the acceptance of the trust by a successor trustee designated in accordance with this Article X. If the Trustee should resign, and within 60 days of the notice of such resignation the Company and, if required, the Executives shall not have notified the Trustee of an agreement as to a replacement trustee, the Trustee shall petition a court of competent jurisdiction to appoint a successor trustee. Upon the acceptance of the trust by a successor trustee, the Trustee shall release all of the moneys and other property in the Trust to its successor, who shall thereafter for all purposes of this Agreement be considered to be the "Trustee." In the event of its removal or resignation, the Trustee shall duly file with the Company and, after the Trust becomes irrevocable, all of the Executives, a written statement or statements of accounts and proceedings as provided in Section 7.1 for the period since the last previous annual accounting of the Trust, and if written objection to such account is not filed as provided in Section

7.1, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account.

                    XI. AMENDMENT OR TERMINATION OF AGREEMENT

         XI.1 This Agreement may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company and, after the Trust has become irrevocable, approved by the Executives; provided, however, that no amendment shall have the effect of (a) making the Trust revocable after it has become irrevocable in accordance with Section 1.2 or (b) altering Section 11.2. Notwithstanding the previous sentence, (i) amendments contemplated by Article IX shall be made as therein provided, and (ii) the approval by the Executives shall not be required for any amendment necessary in order to obtain a favorable private letter ruling (if such ruling is sought) from the Internal Revenue Service regarding the effect of the Trust on the taxation of the Company or the Trust Beneficiaries.

         XI.2 The Trust shall terminate (a) prior to the date on which the Trust has become irrevocable, upon the written request of the Company, and (b) on or after such date, upon the earliest to occur of (i) a determination by the Trustee in its sole judgment made on or after the third anniversary of the date on which the Trust becomes irrevocable that no Trust Beneficiary is or will be entitled to any payment or further payment of Supplemental Benefits arising out of a Change in Control or Potential Change in Control occurring prior to such determination; (ii) such time as the Trust no longer contains any assets, or contains assets that, in the sole judgment of the Trustee, are insubstantial in relation to the actual and potential liabilities of the Trustee to pay Supplemental Benefits under the terms of this Agreement and any other amounts to be paid from the assets of the Trust, including, without limitation, the fees and expenses of the Trustee, the Accounting Firm, and counsel; or (iii) such time as the Trustee shall have received consents from all of the Executives to the termination of this Agreement. Notwithstanding the previous sentence (other than clause (ii) thereof), if payments under a Plan with respect to a Trust Beneficiary are the subject of litigation or arbitration, the Trust shall not terminate and the funds held in the Trust with respect to such Trust Beneficiary shall continue to be held by the Trustee until the final resolution of such litigation or arbitration. The Trustee may assume that no Plan is the subject of such litigation or arbitration unless the Trustee receives written notice from a Trust Beneficiary or the Company with respect to such litigation or arbitration. The Trustee may rely upon written notice from a Trust Beneficiary as to the final resolution of such litigation or arbitration.

         XI.3 Upon a termination of the Trust as provided in Section 11.2 hereof, any assets remaining in the Trust, less all payments, expenses, taxes and other charges under this Agreement as of such date of termination, shall be returned to the Company.

                           XII. SPECIAL DISTRIBUTIONS

         XII.1 It is intended that (a) the creation of, transfer of assets to, and irrevocability of, the Trust will not cause any of the Plans to be other than "unfunded" for purposes of title I of ERISA; (b) transfers of assets to the Trust or the Trust becoming irrevocable will not be transfers of property for purposes of section 83 of the Code, or any successor provision thereto, nor will such transfers or irrevocability cause a currently taxable benefit to be realized by a Trust Beneficiary pursuant to the "economic benefit" doctrine; and (c) pursuant to section 451 of the Code, or any successor provision thereto, amounts will be includible as compensation in the gross income of a Trust Beneficiary in the taxable year or years in which such amounts are actually distributed or made available to such Trust Beneficiary by the Trustee.

         XII.2 Notwithstanding anything to the contrary contained in any Plan, if the Trustee obtains an opinion of tax counsel selected by the Trustee to the effect that based upon any of the following occurring after the date of this
Agreement:

               (a) a change in the federal tax or revenue laws, (b) a decision in a controlling case, (c) a published ruling or similar announcement issued by the Internal Revenue Service, (d) a regulation issued by the Secretary of the Treasury, (e) a decision by a court of competent jurisdiction involving a Trust Beneficiary, or (f) a closing agreement made under section 7121 of the Code, or any successor provision thereto, that is approved by the Internal Revenue Service and involves a Trust Beneficiary, it is more likely than not that an amount is includible in the gross income of a Trust Beneficiary in a taxable year that is prior to the taxable year or years in which such amount would, but for this Section 12.2, otherwise actually be distributed or made available to such Trust Beneficiary by the Trustee, then the Trustee shall distribute to each affected Trust Beneficiary an amount equal to the amount determined to be includible in gross income in such prior taxable year. The Trustee shall seek such an opinion of tax counsel if and only if requested to do so by the Executives.

         XII.3 Notwithstanding anything to the contrary contained in any Plan, if a Trust Beneficiary provides evidence satisfactory to the Trustee demonstrating that, as a result of an assertion by the Internal Revenue Service, a final nonappealable binding determination has been made with respect to a taxable year of such Trust Beneficiary that an amount is includible in the gross income of such Trust Beneficiary in a taxable year that is prior to the taxable year in which such amount would, but for this Section 12.3, otherwise actually be distributed or made available to such Trust Beneficiary by the Trustee, then the Trustee shall distribute to such Trust Beneficiary an amount equal to such amount determined by the Internal Revenue Service to be includible in gross income in such prior taxable year.

                            XIII. GENERAL PROVISIONS

         XIII.1 The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, provide information, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

         XIII.2 Each Exhibit referred to in this Agreement shall become a part hereof and is expressly incorporated herein by reference.

         XIII.3 This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

         XIII.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws.

         XIII.5 In the event that any provision of this Agreement or the application thereof to any person or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the maximum extent permitted by law.

         XIII.6 (a) The preamble to this Agreement, including the definitions provided therein, shall be considered a part of the agreement of the parties as if set forth in a section of this Agreement.

                      (b) The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         XIII.7 The right of any Trust Beneficiary to any benefit or to any payment hereunder may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by any Trust Beneficiary to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. The Trust assets shall not in any manner be subject to the debts, contracts, liabilities, engagement or torts of any Trust Beneficiary and payments hereunder shall not be considered an asset of the Trust Beneficiary in the event of the insolvency or bankruptcy of such Trust Beneficiary.

         XIII.8 Any dispute between the Participants and the Company or the Trustee as to the interpretation or application of the provisions of this Agreement and amounts payable hereunder may, at the election of any party to such dispute (or, if more than one Participant is such a party, at the election of two-thirds of such Participants), be determined by binding arbitration within the Detroit area in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of the Participants and the Trustee of such arbitration shall be paid by the Trustee and considered an expense of the Trust under Section 8.7.

         XIII.9 Each Participant (and, where applicable, each Successor) is an intended beneficiary under this Trust, and as an intended beneficiary shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

         XIII.10 The Trustee shall be permitted to withhold from any payment due to a Participant hereunder the amount required by law to be so withheld under federal, state and local withholding requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld. The Trustee may rely on reasonable instructions from the Company as to any required withholding and shall be fully protected under Section 8.7 in relying on such instructions.

         XIII.11 Notwithstanding any other provision hereof, the parties' respective rights and obligations under Section 13.9 shall survive any termination or expiration of this Agreement.

                                  XIV. NOTICES

         XIV.1 For all purposes of this Agreement, any communication, including without limitation, any notice, consent, report, demand or waiver required or permitted to be given hereunder shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given when hand delivered or dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched), or two business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the addressed specified below:

         If to the Company, to:      DTE Energy Company
                                     2000 Second Avenue
                                     Detroit, Michigan  48226
                                     Attn: Treasurer

         If to the Trustee, to:      Wachovia Bank, N.A.
                                     100 Main Street
                                     Winston-Salem, North Carolina 27102
                                     Attn: Executive Services

         If to a Participant, to:    the address of such Participant as listed
                                     next to such Participant's name on Exhibit
                                     A hereto,

provided, however, that if any party or such party's successors shall have designated a different address by notice to the other parties, then to the last address so designated.

         IN WITNESS WHEREOF, the Company and the Trustee caused this Agreement to be executed on its behalf as of the date first above written.

Attested                                          DTE ENERGY COMPANY


By:                                               By:
   ------------------------------                    ---------------------------
   Its: Assistant Corporate                          Its: Vice President and
        Secretary                                         Treasurer


Attested                                          WACHOVIA BANK, N.A.


By:                                               By:
   ------------------------------                    ---------------------------
   Its:                                              Its:
       --------------------------                        -----------------------

                                    Exhibit A


Employee                          Address                        Soc. Sec. No.
--------                          -------                        -------------

                                    Exhibit B

  [List of Change-in-Control Severance Agreements to be covered by the Trust.]

                                    Exhibit C
                                    ---------

                                    Exhibit D

                                   Assumptions

         The following assumptions are applicable to calculations under Articles IV and VII and Section 9.2.3 of the Agreement, and may be deleted, revised or otherwise amended only in accordance with Article IV of the Agreement.

         1.  Investment return is 3% per year.

         2.  Salaries increase at 4.5% per year.

         3.  A target bonus equal to:



             % Base Salary                Position
             -------------                --------

                40%                       Chairman
                35%                       President
                30%                       Executive Vice President
                30%                       Senior Vice President
                25%                       Vice President
                50%                       Other


         4. The Accounting Firm shall also use such other assumptions as are recommended by the Accounting Firm and approved by the Company and, if the Trust is irrevocable, by the Executives.